QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.5

FORM OF

GLOBAL SECURITY

(TRANSFEREE GLOBAL NOTE)

        THIS SECURITY IS A GLOBAL SECURITY UNDER THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

        UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO BENEFICIAL INTEREST IN THIS SECURITY MAY BE HELD BY OR ON BEHALF OF AN INITIAL PURCHASER (AS DEFINED IN THE THIRTEENTH SUPPLEMENTAL INDENTURE, DATED AS OF SEPTEMBER 17, 2003, TO THE INDENTURE), COMCAST CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

No. T-[ ]	$400,000,000
CUSIP No. [ ]

Liberty Media Corporation

Floating Rate Senior Notes due 2006

Global Security

        Liberty Media Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) (or such lesser amount as shall be the outstanding principal amount of this Global Security shown in Schedule A hereto) on September 17, 2006, and to pay interest thereon from the date on which the Transfer giving rise to the issuance of this Global Security is recorded by the Depository (the "Initial Transfer") or from the most recent date to which interest has been paid or provided for, quarterly on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date"), commencing (i) if the Initial Transfer is recorded by the Depository on or prior to December 1, 2003, on December 15, 2003, (ii) if the Initial Transfer is recorded by the Depository after an Interest Record Date and prior to the related Interest Payment Date (a "Post-Record Date Initial Transfer"), on such related Interest Payment Date, and (iii) if the Initial Transfer is recorded by the Depository on or after an Interest Payment Date and on or prior to the next succeeding Interest Record Date, on the Interest Payment Date next succeeding such Interest Record Date, at a rate per annum equal to LIBOR for the related Interest Period plus a Fixed Margin of [    ]% until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Interest Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, the Interest Record Date applicable to Notes issued under this Global Security pursuant to a Post-Record Date Initial Transfer with respect to the Interest Period during which such Post-Record Date Initial Transfer occurs will be the date on which such Post-Record Date Initial Transfer is recorded by the Depository.

        If a Payment Default occurs and a demand is properly made under the Indenture, in lieu of the interest rate described in the immediately preceding paragraph, the Company will pay interest on the principal amount represented by this Note at a rate per annum equal to the sum of 2% plus the higher for any day of (x) the interest rate applicable to this Note at the time at which such Payment Default occurred, and (y) the sum of the Prime Rate for such date and the Fixed Margin applicable hereto. From and following such time as the Company cures the Payment Default, the interest rate described in the immediately preceding sentence shall cease to apply to this Note, and interest shall accrue hereon at the interest rate described in the immediately preceding paragraph.

        Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC, to any successor Depository or to any Holder of $10 million or more in aggregate principal amount, may be made by wire transfer to the account designated by DTC, such successor Depository or such Holder in writing.

        This Security is a Global Security issued on the date hereof which represents $400,000,000 of the principal amount of the Company's Floating Rate Senior Notes due 2006. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued in one series under an Indenture, dated as of July 7, 1999 (herein called, together with the Thirteenth Supplemental Indenture referred to below and all other indentures supplemental thereto, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited to the aggregate principal amount specified in the Thirteenth Supplemental Indenture between the Company and the Trustee, dated as of September 17, 2003, establishing the terms of the Notes pursuant to the Indenture (the "Thirteenth Supplemental Indenture").

        The Notes are redeemable at the option of the Company, in whole or in part at any time or from time to time, on at least 30 but not more than 60 days prior notice, at a Redemption Price equal to the greater of (x) 100% of the principal amount of the Securities to be redeemed and (y) the sum of the present values of the remaining scheduled payments of the principal amount to be redeemed and interest thereon (assuming that LIBOR through the Stated Maturity of the Notes would remain constant as of the Redemption Date), exclusive of accrued but unpaid interest to the Redemption Date, discounted to the Redemption Date on a bond-equivalent yield basis (assuming a 360-day year consisting of twelve 30-day months) and at a rate per annum equal to LIBOR as of the Redemption Date plus 25 basis points (.25%). In the case of a redemption by the Company, accrued interest will be payable to the Redemption Date.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of a transfer hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of such transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, or if this Note is held by the Depository by adjustments made on the records of the Depository, and thereupon one or more new

Transferee Global Notes of authorized denominations and for the applicable principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in the denominations specified in the Thirteenth Supplemental Indenture establishing the terms of the Notes, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

LIBERTY MEDIA CORPORATION
Attest:	Name: Title:	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK, as Trustee
	By:	Authorized Signatory

CERTIFICATE OF TRANSFER

        To transfer or assign this Note, fill in the form below:

we transfer and assign this Note to

(Insert assignee's tax I.D. number)

(Print or Type assignee's name, address and zip code)

and irrevocably appoint [                        ] agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

SCHEDULE A
SCHEDULE OF EXCHANGES

        The following exchanges of Notes represented hereby have been made:

Principal amount of this Global Security as of [ ], 200[ ]	Date exchange made	Change in principal amount of this Global Security due to transfer	Principal amount of this Global Security following such transfer	Notation made by or on behalf of the Company
$400,000,000

QuickLinks

  Exhibit 4.5
FORM OF GLOBAL SECURITY (TRANSFEREE GLOBAL NOTE)
Liberty Media Corporation Floating Rate Senior Notes due 2006 Global Security
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
CERTIFICATE OF TRANSFER
SCHEDULE A SCHEDULE OF EXCHANGES